Thoratec Reports First Quarter 2011 Results

- Sequential VAD Unit Growth of 13% in North America

- Q1'2011 Revenues of $99.5 million, GAAP Net Income per Diluted Share of $0.27, and Non-GAAP Net Income per Diluted Share of $0.34

PLEASANTON, Calif., May 3, 2011 /PRNewswire/ -- Thoratec Corporation (NASDAQ: THOR), a world leader in device-based mechanical circulatory support therapies to save, support and restore failing hearts, said today that revenues from continuing operations in the first quarter of fiscal 2011 were $99.5 million versus revenues of $99.3 million in the same period a year ago. Revenues in the quarter were driven by strong underlying performance in North America, where VAD units increased 13% sequentially, compared to the fourth quarter of 2010.

Results for all periods of fiscal 2010 exclude contributions from the company's International Technidyne Corporation (ITC) Division. Thoratec completed the divestiture of ITC in November 2010.

For the quarter ended April 2, 2011, Thoratec reported net income on a GAAP basis of $16.5 million, or $0.27 per diluted share, versus GAAP net income of $13.4 million, or $0.23 per diluted share, in the first quarter of 2010. Non-GAAP net income, which is described later in this press release, was $21.8 million, or $0.34 per diluted share, in the first quarter of fiscal 2011, versus non-GAAP net income of $18.5 million, or $0.29 per diluted share, in the same period a year ago.

"Thoratec had a solid first quarter, highlighted by 13% sequential VAD unit growth in North America. We believe this performance reflects favorably on our market and center development activities and shows continued momentum in the DT market. We were particularly pleased with the contributions made by centers that have adopted HeartMate II since commercial approval," said Gary Burbach, president and chief executive officer. "Our international revenues declined 3% year-over-year on a constant currency basis, as we believe the broader market softened in the first quarter following robust growth in the fourth quarter of 2010."

The company said it ended the first quarter of 2011 with 265 HeartMate II centers globally, including 142 in North America and 123 internationally, versus 254 at the end of fiscal 2010. Ninety-four centers in North America have received CMS (Centers for Medicare and Medicaid Services) certification for DT reimbursement.

"There have been a number of important clinical education and market development events over the past four months, including our Thoratec Mechanical Circulatory Support Users' Conference and our largest summit for community cardiologists to date. In addition, there have been a number of data presentations at recent professional meetings that have continued to demonstrate the unrivaled clinical performance of the HeartMate II. Despite the challenging patient populations and broad base of centers in which HeartMate II has been studied, it has generated impressive survival outcomes and the lowest reported rates of catastrophic adverse events, including pump thrombosis and stroke."

"We also realized some important milestones with our product pipeline during the first quarter, including the full commercial launch of our sealed inflow and outflow grafts for the HeartMate II. Feedback so far has been excellent, with clinicians commenting favorably on the grafts' ease of implant and potential to reduce peri-operative bleeding," Burbach added.

Thoratec also said that it will redeem all of the outstanding Senior Subordinated Convertible Notes due 2034 (CUSIP No. 885175AA7 and CUSIP No. 885175AB5) on May 17, 2011. In the event that holders decide to exercise their conversion right, the company intends to deliver cash in exchange for the principal value of the Notes, with the remaining in-the-money portion to be paid for through a mix of cash and shares of common stock. The company intends to communicate the exact mix to noteholders prior to the redemption date. As of April 30, 2011, there were 243,382 notes outstanding. Information on the redemption can be obtained through U.S. Bank National Association, the Trustee for the Notes, at (800) 934-6802.

During the first quarter, Thoratec repurchased approximately 1.8 million shares of its common stock for approximately $50.0 million under a repurchase program authorized by its board of directors in February 2011.

FINANCIAL HIGHLIGHTS FROM CONTINUING OPERATIONS

Thoratec reported revenues of $99.5 million in the first quarter of 2011 versus revenues of $99.3 million in the first quarter of 2010. The HeartMate product line accounted for $87.3 million in revenues versus $86.1 million a year ago. The Thoratec® product line, which includes the PVAD and IVAD, accounted for sales of $7.3 million compared to revenues of $8.8 million a year ago. CentriMag® Blood Pump sales in the first quarter of 2011 were $4.4 million versus revenues of $3.7 million in the same period a year ago. The balance of the company's revenues reflects contributions from its graft business. In the first quarter of 2011, pump sales accounted for $70.8 million compared to revenues of $69.5 million a year ago. Non-pump sales were $28.2 million versus sales of $29.1 million in the first quarter of 2010. Revenues in North America were $85.2 million versus revenues of $84.0 million a year ago. International revenues in the first quarter of 2011 were $14.3 million versus revenues of $15.3 million a year ago. Foreign exchange rate fluctuations had a negative impact of $0.5 million in the first quarter of 2011 compared to the first quarter of 2010.

GAAP gross margin in the first quarter of 2011 was 70.1 percent versus 68.2 percent a year ago. Non-GAAP gross margin, which is described later in this press release, was 70.5 percent versus 68.5 percent a year ago. The year-over-year increase in gross margin was due to favorable pump to non-pump mix and lower inventory reserves.

Operating expenses on a GAAP basis in the first quarter of 2011 were $42.7 million versus $44.2 million a year ago. On a non-GAAP basis, operating expenses were $36.8 million in the first quarter of 2011 versus $38.5 million a year ago. Non-GAAP operating expenses are described later in this press release. The year-over-year decrease in operating expenses was due primarily to the $8.5 million expense recorded in the first quarter of 2010 related to the acquisition of the Percutaneous Heart Pump (PHP), offset by increased spending on product and market development initiatives, including the continued expansion of our field organization and investment in our next generation pump platforms.

On a GAAP basis, other expense was $2.1 million in the first quarter of 2011 versus other expense of $3.3 million in the prior year. On a non-GAAP basis, other expense totaled $0.2 million versus other expense of $1.2 million a year ago.

The company's GAAP effective tax rate in the first quarter of 2011 was 34.1 percent versus 33.8 percent a year ago. The non-GAAP tax rate, which is described later in this press release, was 34.1 percent versus 34.5 percent in the first quarter of 2010.

Cash and investments at the end of the first quarter of 2011 were $438.0 million versus $469.5 million at the end of fiscal 2010, primarily reflecting the $50.0 million used for the repurchase of shares.

GUIDANCE FOR FISCAL 2011 CONTINUING OPERATIONS

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. For a more detailed discussion of forward-looking statements, please see the additional information below. The company updated guidance for the full year.

The company continues to expect that revenues from continuing operations for fiscal 2011 will be in the range of $410-$425 million, with GAAP net income per diluted share expected to be in the range of $1.02-$1.12 and non-GAAP net income per diluted share expected to be in the range of $1.35-$1.45.

Gross margin is expected to increase to a range of 67.5 to 68.5 percent on a GAAP basis and 68 to 69 percent on a non-GAAP basis.

GAAP operating expenses are expected to increase 11 to 15 percent over 2010, while non-GAAP operating expenses are expected to increase approximately 10 to 14 percent versus 2010. The projected growth reflects the continued investment in our product development and market expansion activities as we move forward with key initiatives.

CONFERENCE CALL/WEBCAST INFORMATION

Thoratec will hold a conference call to discuss its financial results and operating activities for all interested parties at 1:30 p.m., Pacific Daylight Time (4:30 p.m., Eastern Daylight Time), today. The teleconference can be accessed by calling (719) 325-2417, passcode 2968035. Please dial in 10-15 minutes prior to the beginning of the call. The webcast will be available via the Internet at http://www.thoratec.com. A replay of the conference call will be available through Tuesday, May 10, via http://www.thoratec.com or by telephone at (719) 457-0820, passcode 2968035.

GAAP TO NON-GAAP RECONCILIATION

Thoratec management evaluates and makes operating decisions using various measures. These measures are generally based on revenues generated by the company's products and certain costs of producing those revenues, such as costs of product sales, research and development and selling, general and administrative expenses. We use the following measures, which are not calculated in accordance with Generally Accepted Accounting Principles ("GAAP"): non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP other income and expense, non-GAAP tax rate, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP shares used to compute diluted net income per share. These are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. These non-GAAP financial measures are calculated by excluding certain GAAP financial items that we believe have less significance to the day-to-day operation of our business. The company has outlined below the type and scope of these exclusions and the limitations on the use of the non-GAAP financial measures as a result of these exclusions.

Management uses these non-GAAP financial measures for financial and operational decision making, including in the determination of employee annual cash incentive compensation, as a means to evaluate period-to-period comparisons, as well as comparisons to our competitors' operating results. Management also uses this information internally for forecasting and budgeting, as it believes that the measures are indicative of Thoratec core operating results. Management also believes that non-GAAP financial measures provide useful supplemental information to management and investors regarding the performance of the company's business operations, provide a greater transparency with respect to key metrics used by management in its decision making, facilitate comparisons of results for current periods and guidance for future periods with our historical operating results, and assist in analyzing future trends.

Non-GAAP net income consists of GAAP net income, excluding, as applicable, the tax effected impact of share-based compensation expense, amortization of purchased intangibles, and expenses associated with the retrospective adoption of the accounting for convertible debt instruments that may be settled in cash upon conversion, including partial settlements in accordance with Financial Accounting Standards Board ("FASB") issued Accounting Standards Codification ("ASC") 470-20, Debt.

Non-GAAP net income per diluted share is defined as non-GAAP net income divided by the weighted average number of shares on a fully-diluted basis.

Non-GAAP shares used to compute diluted net income per share consists of GAAP shares used to compute diluted net income per share adjusted for any inclusions made in conjunction with dilutive impact of Thoratec's convertible debt instruments and any exclusions made in conjunction with the application of the two-class method for calculating net income per share.

Non-GAAP gross profit and gross margin consist of GAAP gross profit and gross margin excluding share-based compensation expense.

Non-GAAP operating expenses consist of GAAP operating expenses excluding share-based compensation expense, and amortization of purchased intangibles.

Non-GAAP other income and expense consists of GAAP other income and expenses excluding expenses related to the accounting for convertible debt instruments that may be settled in cash upon conversion, including partial settlements, in accordance with ASC 470-20, Debt.

Non-GAAP tax expense consists of the GAAP tax expense adjusted for the tax effect of the adjustments from GAAP net income to non-GAAP net income.

Management believes that it is useful in measuring Thoratec's operations to exclude amortization of intangibles. These costs are primarily fixed at the time of an acquisition and, unlike other fixed costs that result from ordinary operations, are the result of infrequent and irregular events.

Because of varying valuation methodologies, subjective assumptions and the variety of award types that companies can use, Thoratec management believes that providing non-GAAP financial measures that exclude share-based compensation allows investors to compare Thoratec's recurring core business operating results to those of other companies and over multiple periods. The exclusion also enhances investors' ability to review Thoratec's business from the same perspective as Thoratec management, which believes that share-based compensation expense is not directly attributable to the underlying performance of the company's business operations.

Due to the subjective assumptions used to develop non-cash interest expense related to the accounting for convertible debt instruments that may be settled in cash upon conversion, including partial settlements, in accordance with ASC 470-20, Debt, Thoratec management believes that providing non-GAAP financial measures that exclude such expense allows investors to compare Thoratec's recurring core business operating results to those of other companies and over multiple periods. The exclusion also enhances investors' ability to review Thoratec's business from the same perspective as Thoratec management.

There are a number of limitations related to the use of non-GAAP financial measures. First, non-GAAP financial measures exclude some costs, namely share-based compensation, that are recurring expenses. Second, share-based compensation is part of an employee's compensation package and as such may be useful for investors to consider. Third, the components of costs that we exclude in our non-GAAP financial measures calculations may differ from components that our peer companies exclude when they report their results from operations.

Non-GAAP financial measures should not be considered as a substitute for measures of financial performance in accordance with GAAP. However, these measures may provide additional insight into Thoratec's financial results. Investors and potential investors are strongly encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results and not to rely on any single financial measure to evaluate our business.

The reconciliations of the forward looking non-GAAP financial measures to the most directly comparable GAAP financial measures in the tables below include all information reasonably available to Thoratec at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of business, goodwill and other asset impairments and sales of marketable equity securities. The following table includes the GAAP income statement for continuing operations for the three month periods ending 2011 and 2010:

THORATEC CORPORATION
Condensed Consolidated Statements of Continuing Operations
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended
	April 2, 2011	April 3, 2010

Product sales	$ 99,530	$ 99,272
Cost of product sales	29,735	31,571
Gross profit	69,795	67,701
Operating expenses:
Selling, general and administrative	24,654	21,841
Research and development	15,754	19,991
Amortization of purchased intangible assets	2,302	2,412
Total operating expenses	42,710	44,244
Income from operations	27,085	23,457
Other income and (expense):
Interest expense	(2,880)	(2,880)
Interest income and other	755	1,606
Impairment on investment	-	(2,000)
Income before income taxes	24,960	20,183
Income tax expense	(8,501)	(6,819)

Net income from continuing operations	$ 16,459	$ 13,364

Net income per share from continuing operations
Basic	$ 0.28	$ 0.23
Diluted	$ 0.27	$ 0.23

Shares used to compute net income per share from continuing operations:
Basic	57,932	56,638
Diluted	65,881	58,106

The following table presents our quarterly revenues from continuing operations by source for the first quarter of fiscal 2011 and for the full year of fiscal 2010:

THORATEC CORPORATION
Quarterly Revenue Analysis from Continuing Operations
(Unaudited)
(in millions)

	Three Months Ended
	April 2, 2011	January 1, 2011	October 2, 2010	July 3, 2010	April 3, 2010

Revenue by Product Line
HeartMate	$ 87.3	$ 83.9	$ 80.6	$ 82.5	$ 86.1
PVAD & IVAD	7.3	7.2	6.2	7.3	8.8
CentriMag	4.4	5.7	3.7	4.6	3.7
Other	0.5	0.8	0.5	0.7	0.7
Total	$ 99.5	$ 97.6	$ 91.0	$ 95.1	$ 99.3

Revenue by Category
Pump	$ 70.8	$ 67.8	$ 62.6	$ 64.4	$ 69.5
Non-Pump	28.2	29.0	27.9	30.0	29.1
Other	0.5	0.8	0.5	0.7	0.7
Total	$ 99.5	$ 97.6	$ 91.0	$ 95.1	$ 99.3

Revenue by Geography
North America	$ 85.2	$ 79.9	$ 78.5	$ 81.9	$ 84.0
International	14.3	17.7	12.5	13.2	15.3
Total	$ 99.5	$ 97.6	$ 91.0	$ 95.1	$ 99.3

The following table presents our quarterly pump units from continuing operations by geography for the first quarter of fiscal 2011 and for the full year of fiscal 2010:

THORATEC CORPORATION
Quarterly Pump Units from Continuing Operations
(Unaudited)

	Three Months Ended
	April 2, 2011	January 1, 2011	October 2, 2010	July 3, 2010	April 3, 2010

Units by Geography
North America (1)	703	623	627	633	677
International	156	213	139	162	187
Total (2)	859	836	766	795	864

(1) Within the North America geography, Canada accounted for 26, 10, 22, 16, and 15 units for the three months ended April 2, 2011, January 1, 2011, October 2, 2010, July 3, 2010, and April 3, 2010, respectively.

(2) Excludes CentriMag units.

The following table reconciles the specific items excluded from GAAP net income from continuing operations in the calculation of non-GAAP net income from continuing operations and diluted net income per share from continuing operations for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Net Income from Continuing Operations
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended
Net income reconciliation	April 2, 2011	April 3, 2010

Net income from continuing operations on a GAAP basis	$ 16,459	$ 13,364
Share-based compensation expense:
- Cost of product sales	331	267
- Selling, general and administrative	2,529	2,321
- Research and development	1,103	1,002
Amortization of purchased intangibles	2,302	2,412
Impact of ASC 470-20	1,883	2,034
Income tax effect of non-GAAP income before tax	3	(206)
Income tax effect of non-GAAP adjustments	(2,775)	(2,715)
Net income from continuing operations on a non-GAAP basis	$ 21,835	$ 18,479

	Three Months Ended
Diluted net income from continuing operations per share reconciliation	April 2, 2011	April 3, 2010

Diluted net income from continuing operations per share on a GAAP basis	$ 0.27	$ 0.23
Share-based compensation expense:
- Cost of product sales	0.01	-
- Selling, general and administrative	0.04	0.04
- Research and development	0.01	0.02
Amortization of purchased intangibles	0.03	0.04
Impact of ASC 470-20	0.02	0.03
Income tax effect of non-GAAP income before tax	0.00	-
Income tax effect of non-GAAP adjustments	(0.04)	(0.04)
Convertible debt dilution and two-class method impact	-	(0.03)	(1)
Diluted net income from continuing operations per share on a non-GAAP basis	$ 0.34	$ 0.29

	Three Months Ended
	April 2, 2011	April 3, 2010
Shares used to compute diluted net income from continuing operations per share reconciliation

Shares used in calculation of diluted net income per share --GAAP	65,881	58,106
Convertible debt dilution impact (1)	-	7,290
Weighted average unvested restricted stock awards (2)	170	495
Shares used in calculation of diluted net income from continuing operations per share -- non-GAAP	66,051	65,891

(1) The company's total diluted share count on a non-GAAP basis for the three months ended April 2, 2011 and April 3, 2010 included approximately 7.2 million shares and 7.3 million shares, respectively, underlying its convertible notes as they were dilutive for the respective periods. The company's total diluted share count on a GAAP basis for the three months ended April 2, 2011 included approximately 7.2 million shares underlying its convertible notes as they were dilutive for the respective period.

(2) The company adopted the two-class method in calculating net income per share on a GAAP basis, which excludes the weighted average unvested restricted stock awards outstanding of 170,000 and 495,000 for the three months ended April 2, 2011 and April 3, 2010, respectively.

The following table reconciles the specific items excluded from GAAP gross profit and gross margin from continuing operations in the calculation of non-GAAP gross profit and gross margin from continuing operations for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Gross Profit from Continuing Operations
(Unaudited)
(in thousands)

	Three Months Ended
	April 2, 2011		April 3, 2010

Gross profit from continuing operations on a GAAP basis	$ 69,795	70.1%	$ 67,701	68.2%
Share-based compensation expense	331		267
Gross profit from continuing operations on a non-GAAP basis	$ 70,126	70.5%	$ 67,968	68.5%

The following table reconciles the specific items excluded from GAAP operating expenses from continuing operations in the calculation of non-GAAP operating expenses from continuing operations for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Operating Expenses from Continuing Operations
(Unaudited)
(in thousands)

	Three Months Ended
	April 2, 2011	April 3, 2010

Operating expenses from continuing operations on a GAAP basis	$ 42,710	$ 44,244
Share-based compensation expense:
- Selling, general and administrative	(2,529)	(2,321)
- Research and development	(1,103)	(1,002)
Amortization of purchased intangibles	(2,302)	(2,412)
Operating expenses from continuing operations on a non-GAAP basis	$ 36,776	$ 38,509

The following table reconciles the specific items excluded from GAAP other income and expense from continuing operations in the calculation of non-GAAP other income and expense from continuing operations for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Other Income and Expense from Continuing Operations
(Unaudited)
(in thousands)

Three Months Ended
	April 2, 2011	April 3, 2010

Other income (expense) from continuing operations on a GAAP basis	$ (2,125)	$ (3,274)
Impact of ASC 470-20	1,883	2,034
Other income (expense) from continuing operations on a non-GAAP basis	$ (242)	$ (1,240)

The following table reconciles the GAAP tax expense adjusted for the tax effect of the adjustments from GAAP net income from continuing operations to non-GAAP net income from continuing operations:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Tax Expense from Continuing Operations
(Unaudited)
(in thousands)

	Three Months Ended
	April 2, 2011		April 3, 2010

Tax expense from continuing operations on a GAAP basis	$ (8,501)	34.1%	$ (6,819)	33.8%
Share-based compensation expense and other	(1,704)		(1,696)
Amortization of purchased intangibles	(921)		(965)
Impact of adoption of ASC 470-20	(753)		(814)
Excess compensation limitations	605		553
Tax expense from continuing operations on a non-GAAP basis	$ (11,274)	34.1%	$ (9,741)	34.5%

The following table reconciles the guidance on a GAAP basis and non-GAAP basis from continuing operations for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Forward-Looking Guidance
(Unaudited)
(in thousands, except for per share data)

Gross margin	For the Fiscal Year Ended 2011
	From	To

Gross margin on a GAAP basis	67.50%	68.50%
Share-based compensation expense	0.50%	0.50%
Gross margin on a non-GAAP basis	68.00%	69.00%

Operating expenses growth	For the Fiscal Year Ended 2011
	From	To

Increase in operating expense on a GAAP basis	11.00%	15.00%
Share-based compensation expense	-1.00%	-1.00%
Increase in operating expense on a non-GAAP basis	10.00%	14.00%

Thoratec is a world leader in therapies to address advanced-stage heart failure. The company's products include the HeartMate LVAS and Thoratec VAD (Ventricular Assist Device) with more than 18,000 devices implanted in patients suffering from heart failure. Thoratec is headquartered in Pleasanton, California. For more information, visit the company's web site at http://www.thoratec.com.

Thoratec, the Thoratec logo, HeartMate and HeartMate II are registered trademarks of Thoratec Corporation and IVAD is a trademark of Thoratec Corporation. CentriMag is a registered trademark of Levitronix LLC.

Many of the preceding paragraphs, particularly but not exclusively those addressing guidance for fiscal 2011 financial results or future performance, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, "believes," "views," "expects," "plans," "projects," "hopes," "could," "will," and other similar words. Actual results, events or performance could differ materially from these forward-looking statements based on a variety of factors, many of which are beyond Thoratec's control. Therefore, readers are cautioned not to put undue reliance on these statements. Investors are cautioned that all such statements involve risks and uncertainties, including risks related to regulatory approvals, the development of new products and new markets including Destination Therapy, the growth of existing markets for our products, customer and physician acceptance of Thoratec products, changes in the mix of existing markets for our products and related gross margin for such product sales, the ability to improve financial performance, the effects of FDA regulatory requirements, our ability to address issues raised by FDA inspections adequately and on a timely basis without a recall of products or interruption of manufacturing or shipment of products, the effects of healthcare reimbursement and coverage policies, the effects of seasonality on Thoratec product sales, the effects of competition and the effects of any merger, acquisition and divestiture related activities. Forward-looking statements contained in this press release should be considered in light of these factors and those factors discussed from time to time in Thoratec's public reports filed with the Securities and Exchange Commission, such as those discussed under the heading, "Risk Factors," in Thoratec's most recent annual report on Form 10-K and as may be updated in subsequent SEC filings. These forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

CONTACT: Taylor Harris, Senior Director, Investor Relations & Business Development, Thoratec Corporation, +1-925-738-0047, or Neal Rosen, Ruder-Finn, +1-415-692-3058